AMENDMENT No. 1 dated as of June 2, 2009 (this "Amendment"), to the Credit Agreement dated as of February 28, 2008, as amended and restated as of February 19, 2009 (as so amended and restated, the "Restated Credit Agreement"), among TECHNITROL, INC., a Pennsylvania corporation (the "Company"), SUBSIDIARIES of the Company party thereto, the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Restated Credit Agreement.

The Company has requested certain amendments to the Restated Credit Agreement as set forth herein. The Required Lenders are willing to agree to such amendments on the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Section 1.01. (a) Section 1.01 of the Restated Credit Agreement is amended, as of the Amendment Effective Date (as defined below), by adding the following defined terms in appropriate alphabetical order:

"Scheduled Disposition 1" means the Disposition set forth on Part 1 of Schedule 7.05(i).

"Scheduled Disposition 2" means the Disposition set forth on Part 2 of Schedule 7.05(i).

"Scheduled Dispositions" means the Scheduled Disposition 1 and the Scheduled Disposition 2.

(b) Section 1.01 of the Restated Credit Agreement is amended, as of the first date on which any Scheduled Disposition is consummated (the "First Disposition Effective Date"), as follows:

(i) The definition of "Consolidated EBITDA" is amended and restated in its entirety as follows:

"Consolidated EBITDA" means, for any period, for the Company and its Subsidiaries, an amount, determined on a consolidated basis in accordance with GAAP, equal to the sum of (a) the consolidated net income of the Company and its Subsidiaries from continuing operations for such period (excluding, to the extent included therein, the income of any Subsidiary of the Company that is not a wholly-owned Subsidiary of the Company to the extent such income is attributable to the noncontrolling interests in such Subsidiary), plus (b) without duplication and to the extent deducted in determining such consolidated net income from continuing operations, the sum of (i) consolidated interest expense for such period, (ii) the provision for domestic and foreign taxes for such period based on income or profits, (iii) depreciation for such period, and (iv) amortization for such period; provided, however, that there shall be excluded from the foregoing computation, without duplication and to the extent included in determining such consolidated net income from continuing operations, (i) all non-cash income, gains and losses for such period (e.g. writing off of in-process research and development, non-operating foreign currency income or expense and non-cash restructuring and impairment charges), provided that any cash payment made with respect to any noncash items added back in computing Consolidated EBITDA for any period pursuant to this clause (i) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made, (ii) all gains or losses from the sales of assets not sold in the ordinary course of business for such period, (iii) all non-cash charges incurred in connection with changes to GAAP for such period and (iv) in the case of the fiscal quarters of the Company ended June 27, 2008, September 26, 2008 and December 26, 2008, cash severance expense for each such fiscal quarter in an amount not to exceed $1,500,000 with respect to the fiscal quarter ended June 27, 2008, $500,000 with respect to the fiscal quarter ended September 26, 2008 and $4,500,000 with respect to the fiscal quarter ended December 26, 2008.

For purposes of the foregoing, Consolidated EBITDA for any period shall, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition (including any Scheduled Disposition), be calculated after giving effect to such Material Acquisition or Material Disposition on a Pro Forma Basis.

Notwithstanding the foregoing:

(A) Consolidated EBITDA shall be deemed to be $37,922,000 and $38,496,000 for the fiscal quarters of the Company ended on December 28, 2007, and September 28, 2007, respectively;

(B) Consolidated EBITDA for the fiscal quarter of the Company ended on March 28, 2008, shall be determined on a pro forma basis to give effect to the Transactions occurring on the Closing Date as if such Transactions had occurred on the first day of such fiscal quarter, applying pro forma adjustment principles and methodologies that are consistent with those used to determine the deemed Consolidated EBITDA amounts referred to in clause (a); and

(C) in determining Consolidated EBITDA for any period, there shall be excluded from the computation thereof, without duplication and to the extent included in determining consolidated net income of the Company and its Subsidiaries from continuing operations for such period, expenses attributable to the funding of the obligations arising from the termination of retirement plans and/or acceleration of benefits under employee benefit plans that, in each case, are attributable to or result from any Scheduled Disposition; provided that the aggregate amount of such expenses added back pursuant to this clause (C) shall not exceed $18,000,000.

(ii) The definition of "Consolidated Fixed Charges" is amended and restated in its entirety with the following:

"Consolidated Fixed Charges" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum, without duplication, of (a) Consolidated Cash Interest Expense for such period, (b) the aggregate amount of scheduled principal payments required, as of the end of such period and, for the avoidance of doubt, after giving effect to any prepayments of such Indebtedness theretofore made, to be made by the Company and its Subsidiaries during the four consecutive fiscal quarters of the Company immediately following the end of such period in respect of long term Indebtedness of the Company and its Subsidiaries (other than payments made by the Company or any Subsidiary to the Company or a Subsidiary), (c) the aggregate amount of (i) principal payments on Capital Leases, determined in accordance with GAAP, (ii) payments on Synthetic Leases that would be accounted for as principal payments if such Synthetic Leases were accounted for as Capital Leases in accordance with GAAP and (iii) principal payments on other Indebtedness of the type described in Section 7.03(e), in each case, required, as of the end of such period, to be made by the Company and its Subsidiaries during the four consecutive fiscal quarters of the Company immediately following the end of such period and (d) the aggregate amount of Taxes paid in cash by the Company and its Subsidiaries during such period.

Notwithstanding the foregoing:

(A) Consolidated Fixed Charges shall be deemed to be $8,200,000 and $3,600,000 for the fiscal quarters of the Company ended on December 28, 2007, and September 28, 2007, respectively;

(B) Consolidated Fixed Charges for the fiscal quarter of the Company ended on March 28, 2008, shall be determined on a pro forma basis to give effect to the Transactions occurring on the Closing Date as if such Transactions had occurred on the first day of such fiscal quarter, applying pro forma adjustment principles and methodologies that are consistent with those used to determine the deemed Consolidated Fixed Charge amounts referred to in clause (A) above; and

(C) in determining Consolidated Fixed Charges for any period, (1) in the event that during such period the Company shall have consummated a Scheduled Disposition and made a prepayment of Loans in connection therewith as required pursuant to Section 2.05(d), the Consolidated Cash Interest Expense referred to in clause (a) above shall be determined on a pro forma basis as if such prepayment shall have occurred at the beginning of such period and (2) the amount of Taxes referred to in clause (d) above shall be determined on a pro forma basis to exclude Taxes paid in cash that are solely attributable to the assets and operations disposed of in such Scheduled Disposition.

SECTION 2. Amendment to Section 2.05. Section 2.05(d) of the Restated Credit Agreement is amended, as of the Amendment Effective Date, to add the following sentence immediately after the end of the first sentence of such Section:

"Notwithstanding the foregoing, in the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect to any Scheduled Disposition, the Term Borrower shall (and the Company shall cause the Term Borrower to), not later than the first Business Day after such Net Proceeds are received, prepay the Term Loans in accordance with the immediately preceding sentence but without regard to clauses (ii) and (iii) of the first proviso set forth in such sentence."

SECTION 3. Amendment to Section 2.06. Section 2.06(b) of the Restated Credit Agreement is amended and restated, as of the Amendment Effective Date, in its entirety as follows:

"(b) In the event each of the Scheduled Dispositions shall have been consummated, whether or not at the same or different times (such consummation being referred to as the "Singapore Facility Termination Event"), on the first Business Day following the day on which the Singapore Facility Termination Event occurs (i) the Aggregate Singapore Revolving Commitments shall automatically terminate and (ii) the Singapore Revolving Borrowers shall repay all Committed Singapore Revolving Loans then outstanding."

SECTION 4 Amendment to Section 7.01. Section 7.01(m) of the Restated Credit Agreement is amended, as of the First Disposition Effective Date, by replacing the figure "$15,000,000" with "$10,000,000".

SECTION 5. Amendment to Section 7.02. Section 7.02 of the Restated Credit Agreement is amended, as of the Amendment Effective Date, by (a) deleting at the end of clause (j) thereof the word "and", (b) replacing the period at the end of clause (k) thereof with a semicolon and (c) adding new clauses (l) and (m) immediately after clause (k) thereof as follows:

"(l) in the event that, as a result of any Scheduled Disposition, any Person shall cease to be a Subsidiary of the Company but the Company or any of its Subsidiaries shall retain any Equity Interests in such Person, Investments in the Equity Interests in such Person resulting solely from the consummation of such Scheduled Disposition; and

(m) in connection with any Scheduled Disposition, Investments resulting from the transfer, cancellation or forgiveness by the Company or any of its Subsidiaries of any intercompany loan or advance theretofore owed by, or owed to, any Person that, as a result of such Scheduled Disposition, shall cease to be a Subsidiary of the Company."

SECTION 6. Amendment to Section 7.03. Section 7.03 of the Restated Credit Agreement is amended, as of the First Disposition Effective Date, as follows:

(a) by replacing, in clause (e) thereof, the figure "$15,000,000" with "$10,000,000"; and

(b) by replacing, in clause (l) thereof, the figure "$15,000,000" with "$10,000,000".

SECTION 7. Amendment to Section 7.05. Section 7.05 of the Restated Credit Agreement is amended, as of the Amendment Effective Date (in the case of the amendments set forth clauses (a) and (c) below) or the First Disposition Effective Date (in the case of the amendment set forth in clause (b) below), as follows:

(a) by amending and restating clause (c) thereof in its entirety as follows:

"(c) Dispositions of cash and cash equivalents in the ordinary course of business (including as a result of making any payments required to be made under, or in respect of, retirement plans or other employee benefit plans of the Company and its Subsidiaries);"

(b) by replacing, in clause (h) thereof, the figure "$30,000,000" with "$20,000,000"; and

(c) by (i) deleting the word "and" following clause (g) thereof, (ii) replacing the period at the end of clause (h) thereof with a semicolon and (iii) adding new clauses (i) and (j) as follows:

"(i) each Scheduled Disposition in arm's length transaction for fair market value, as determined by the board of directors of the Company, and 100% cash consideration; provided that (i) in the event the board of directors of the Company shall have obtained, in connection with such Scheduled Disposition, a fairness opinion with respect thereto, a copy of such fairness opinion shall have been provided to the Administrative Agent and (ii) following the consummation of such Scheduled Disposition, neither the Company nor any of its Subsidiaries shall Guarantee any obligations under any metals lease, or any other payment obligations, of any Person that shall have ceased to be a Subsidiary as a result of such Scheduled Disposition; and

(j) transfers described in, and permitted by, Section 7.02(m)."

SECTION 8. Amendment to Section 7.06. Section 7.06(a) of the Restated Credit Agreement is amended, as of the First Disposition Effective Date, by replacing, in clause (iv) thereof, the figure "$25,000,000" with "$10,000,000".

SECTION 9. Amendment to Section 7.11(a). Section 7.11(a) of the Restated Credit Agreement is amended and restated, as of the first date on which all of the Scheduled Dispositions have been consummated, (the "Second Disposition Effective Date"), in its entirety as follows:

"(a) Consolidated Fixed Charge Coverage Ratio. Fail to maintain on a consolidated basis in accordance with GAAP, at the end of each fiscal quarter of the Company beginning with the fiscal quarter ending on June 27, 2008, a ratio of Consolidated EBITDA to Consolidated Fixed Charges for the four consecutive fiscal quarters ending on the last day of such fiscal quarter not less than (i) 1.50 to 1.00, in the case of any fiscal quarter of the Company ending prior to March 27, 2009, (ii) 2.00 to 1.00, in the case of the fiscal quarter of the Company ending on March 27, 2009, (iii) 1.25 to 1.00, in the case of any fiscal quarter of the Company ending on or after June 26, 2009 and on or prior to December 25, 2009, and (iv) 1.50 to 1.00, in the case of any fiscal quarter of the Company ending on or after March 26, 2010."

SECTION 10. Amendment to Section 7.11(b). Section 7.11(b) of the Restated Credit Agreement is amended and restated, as of the Second Disposition Effective Date, in its entirety as follows:

"(b) Consolidated Leverage Ratio. Fail to maintain on a consolidated basis in accordance with GAAP, at the end of each fiscal quarter of the Company beginning with the fiscal quarter ending on June 27, 2008, a ratio (the "Consolidated Leverage Ratio") of Consolidated Funded Debt at the end of such fiscal quarter to Consolidated EBITDA for the four consecutive fiscal quarters ending on the last day of such fiscal quarter not exceeding (i) 3.50 to 1.00, in the case of any fiscal quarter of the Company ending on or prior to December 26, 2008, (ii) 4.50 to 1.00, in the case of any fiscal quarter of the Company ending on March 27, 2009 or June 26, 2009, (iii) 4.00 to 1.00, in the case of the fiscal quarter of the Company ending on September 25, 2009, (iv) 3.50 to 1.00, in the case of the fiscal quarter of the Company ending on December 25, 2009, (v) 3.00 to 1.00, in the case of the fiscal quarter of the Company ending on March 26, 2010 and (vi) 2.75 to 1.00, in the case of any fiscal quarter of the Company ending on or after June 25, 2010."

SECTION 11. Amendment to Section 7.11(c). Section 7.11(c) of the Restated Credit Agreement is amended and restated, as of the First Disposition Effective Date, in its entirety as follows:

"(c) Reserved."

SECTION 12. Amendment to Section 7.12. Section 7.12 of the Restated Credit Agreement is amended, as of the First Disposition Effective Date, as follows:

(a) by replacing, in clause (ii) thereof, the figure "$25,000,000" with "$20,000,000";

(b) by replacing, in clause (iii) thereof, the figure "$30,000,000" with "$25,000,000";

(c) by replacing, in clause (iv) thereof, the figure "$40,000,000" with "$30,000,000"; and

(d) by replacing in clause (v) thereof, the figure "$45,000,000" with "$30,000,000".

SECTION 13. Amendment to Section 7.17. Section 7.17 of the Restated Credit Agreement is amended, as of the Amendment Effective Date, by adding immediately after paragraph (b) thereof a new paragraph (c) as follows:

"(c) Notwithstanding anything to the contrary in this Section 7.17, on and after the date on which Schedule Disposition 1 shall have been consummated, paragraphs (a) and (b) of this Section shall cease to be in effect and shall not be binding on the Company and its Subsidiaries; provided that (i) following the consummation of Scheduled Disposition 1, neither the payor nor the payee under the Sonion Intercompany Loan shall be the Company or any of its Subsidiaries and (ii) the proceeds from any repayment or prepayment of the Sonion Intercompany Note, if any, shall not be used for the purpose of repaying Indebtedness incurred to finance the Sonion Acquisition or related interest, fees or expenses."

SECTION 14. Amendment to Schedules. The Restated Credit Agreement is amended, as of the Amendment Effective Date, by adding thereto, as Schedule 7.05(i), Schedule 1 hereto.

SECTION 15. Representations and Warranties. Each Borrower represents and warrants to the Agents, the Lenders and the L/C Issuers that:

(a) this Amendment has been duly and validly executed by each Borrower and each of (i) this Amendment and (ii) the Restated Credit Agreement, as amended hereby, constitutes the legal, valid, and binding obligations of each Borrower, enforceable against such Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditor's rights generally;

(b) all representation and warranties of each of the Borrowers contained in the Credit Agreement are true and correct in all material respects as of the date hereof (except with respect to representations and warranties expressly made only as of an earlier date, which representations were true and correct in all material respects as of such earlier date); and

(c) no Default has occurred and is continuing on the date hereof.

SECTION 16. Effectiveness. This Amendment shall become effective on the first date (the "Amendment Effective Date") on which each the following conditions shall have been satisfied:

(a) the Administrative Agent shall have received:

(i) duly executed counterparts hereof that, when taken together, bear the authorized signatures of each of the Borrowers, the Administrative Agent and the Required Lenders; and

(ii) a certificate of the chief financial officer of the Company, dated the Amendment Effective Date, certifying that the representations and warranties set forth in Section 15 hereof (in each case, substituting all references therein to the "date hereof" with references to the "Amendment Effective Date") are true and correct as of the Amendment Effective Date;

(b) subject to Section 18 hereof, the Collateral and Guarantee Requirement shall have been satisfied; and

(c) the Administrative Agent shall have received, for the account of the applicable Lenders, the Amendment Fees, and the Administrative Agent and the Arranger shall have received all fees and other amounts due and payable to them on or prior to the Amendment Effective Date, including the reimbursement or payment of all out-of-pocket expenses (including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP and foreign counsel for the Administrative Agent) incurred in connection with this Amendment and in connection with satisfying the Collateral and Guarantee Requirement.

SECTION 17. Amendment Fees. The Company agrees to pay to the Administrative Agent, for the account of each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 5:00 p.m., New York City time, on [ ], 2009, an amendment fee (collectively, the "Amendment Fees") in an amount equal to 0.25% of the sum of the Primary Revolving Commitment and the Singapore Revolving Commitment of such Lender, in each case determined as of the Amendment Effective Date. The Amendment Fees shall be payable on the Amendment Effective Date, and shall be paid in immediately available funds, without set-off or counterclaim of any kind.

SECTION 18. Certain Acknowledgements. (a) The Lenders party hereto hereby acknowledge, and agree with, the determination of the Administrative Agent that, given the desire of the Company to consummate the Specified Dispositions, the cost of creating and perfecting the pledges and security interests in the assets of the Company and its Subsidiaries that are the subject of the Scheduled Dispositions would be excessive in view of the benefits to be obtained by the Lenders therefrom (it being understood and agreed that such acknowledgement shall not be deemed as a waiver of any obligation of the Company and its Subsidiaries under the Credit Agreement and the other Loan Documents and shall be without prejudice to the power and authority of the Administrative Agent as set forth in such definition).

(b) The Lenders party hereto hereby acknowledge that upon the consummation of any Scheduled Disposition and the delivery of the certificate required pursuant to Section 10.20 of the Restated Credit Agreement, the Administrative Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Secured Party and at the Company's expense, execute and deliver all documents that the Company shall reasonably request to evidence the release of the Liens and Guarantees contemplated by such Section in connection with such Scheduled Disposition.

SECTION 19. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agents, the Lenders and the L/C Issuers under any Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations (including, for the avoidance of doubt, any guarantee obligations and indemnity obligations of the Guarantors (as defined in the Guarantee Agreement)), covenants or agreements contained in any Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions in the Restated Credit Agreement specifically referred to herein. This Amendment shall constitute a Loan Document for all purposes under the Restated Credit Agreement and the other Loan Documents. On and after the Amendment Effective Date, any reference to the Restated Credit Agreement contained in the Loan Documents shall mean the Restated Credit Agreement as modified hereby.

SECTION 20. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 21. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 22. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

TECHNITROL, INC.,
by
/s/ Drew A. Moyer
Name: Drew A. Moyer
Title: Sr. Vice President & CFO

AMI DODUCO, INC.,
by
/s/ Drew A. Moyer
Name: Drew A. Moyer
Title: Chief Executive Officer

PULSE ENGINEERING, INC.,
by
/s/ Drew A. Moyer
Name: Drew A. Moyer
Title: Secretary & Treasurer

TECHNITROL DELAWARE, INC.,
by
/s/ Drew A. Moyer
Name: Drew A. Moyer
Title: President

AMI DODUCO HOLDING GMBH, AMI DODUCO NEDERLAND, B.V., PULSE NEDERLAND B.V., PULSE DENMARK APS, PULSE COMPONENTS APS,
by
/s/ Drew A. Moyer
Name: Drew A. Moyer
Title: Director

The COMMON SEAL of PULSE ELECTRONICS (SINGAPORE) PTE LTD., was hereunto affixed in the presence of:
/s/ KC Ng
Director:

Director/Secretary:

The COMMON SEAL of TECHNITROL SINGAPORE HOLDINGS, PTE. LTD., was hereunto affixed in the presence of:
/s/ KC Ng
Director:

Director/Secretary:

JPMORGAN CHASE BANK, N.A., as Lender and as Administrative Agent,
by: /s/ Deborah R. Winkler
Name: Deborah R. Winkler Title: Vice President

LENDER: Bank of America, N.A.

by: /s/ Michael Strigel

Name: Michael Strigel

Title: Vice President

by: _________________________

Name:

Title:

LENDER: Danske Bank A/S

by: /s/ Morten Olufsen

Name: Morten Olufsen

Title: Senior Client Executive

by: /s/ Merete Ryvald-Christensen

Name: Merete Ryvald-Christensen

Title: Senior Credit Administrator

LENDER: BANK OF AMERICA N.A., SINGAPORE BRACH

by: /s/ Hu Koon Phei

Name: Hu Koon Phei

Title: Senior Vice President

by: _________________________

Name:

Title:

LENDER: Landesbank Baden-Wuerttemberg, New-York and/or Cayman Islands Branch

by: /s/ Francois Delangle

Name: Francois Delangle

Title: Vice President

by: /s/ Ralf Enders

Name: Ralf Enders

Title: Vice President

LENDER: Citizens Bank of Pennsylvania

by: /s/ Carol Castle

Name: Carol Castle

Title: Senior Vice President

by: _________________________

Name:

Title:

LENDER: The Bank of Nova Scotia

by: /s/ Ning Cai

Name: Ning Cai

Title: Director

by: _________________________

Name:

Title:

LENDER: CITIBANK, N.A.

by: /s/ Anthony J. Timpanaro

Name: Anthony J. Timpanaro

Title: Vice President

by: _________________________

Name:

Title:

LENDER: CITIBANK, N.A. SINGAPORE

by: /s/ Poh Bee Lin

Name: Poh Bee Lin

Title: Director

by: _________________________

Name:

Title:

LENDER: BNP Paribas

by: /s/ Todd Rodgers

Name: Todd Rodgers

Title: Director

by: /s/ William Davidson

Name: William Davidson

Title: Director

LENDER: Bank of China, New York Branch

by: /s/ William W. Smith

Name: William W. Smith

Title: Deputy General Manager

by: _________________________

Name:

Title:

LENDER: Comerica Bank

by: /s/ Liesl Eckhardt

Name: Liesl Eckhardt

Title: Assistant Vice President

by: _________________________

Name:

Title:

LENDER: TD Bank, N.A.

by: /s/ Thomas L. Savage

Name:Thomas L. Savage

Title: Vice President

LENDER: FIFTH THIRD BANK

by: /s/ Randolph J. Stierer

Name: Randolph J. Stierer

Title: Vice President

by: _________________________

Name:

Title:

LENDER: CAPITAL ONE, N.A.

by: /s/ Allison Sardo

Name: Allison Sardo

Title: Vice President

by: _________________________

Name:

Title:

LENDER: PNC Bank, National Association

by: /s/ Meredith Jermann

Name: Meredith Jermann

Title: Vice President

by: _________________________

Name:

Title: